Exhibit 5.1

                      Law Offices of Thomas E. Puzzo, PLLC
                                3823 44th Ave. NE
                            Seattle, Washington 98105
       Tel: (206) 522-2256 / Fax: (206) 260-0111 / E-mail: tpuzzo@msn.com

                                November 10, 2011

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

     Re: Specializer Inc., a Nevada corporation;
         Registration Statement on Form S-1, as amended

Ladies and Gentlemen:

     We have acted as counsel to Specializer Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-1(the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration, offer and sale of 5,000,000 shares of common stock, par value $0.001 per share, of the Company, by the Company (the "Offering").

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the 5,000,000 shares of common stock being offered and sold by the Company pursuant to the Offering are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,


                                /s/ Law Offices of Thomas E. Puzzo, PLLC
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